Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 13, 2006, among GlobalSCAPE, Inc., a Delaware corporation (the “Company”), each of the Persons named on Schedule I hereto (each a “Selling Stockholder” and collectively the “Selling Stockholders”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, each Selling Stockholder desires to sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company and the Selling Stockholders, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by

Bloomberg L.P. at 4:15 PM (New York time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time)), or (c)  if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded, the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Company Shares” means the shares of Common Stock issued by the Company to the Purchasers pursuant to this Agreement other than the Warrant Shares.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Jackson Walker L.L.P.

“Company Securities” means the Company Shares, the Warrants and the Warrant Shares.

“Company Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid to the Company for the Company Shares and Warrants purchased hereunder from the Company as specified opposite such Purchaser’s name on Schedule II hereto.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indemnified Liabilities” shall have the meaning ascribed to such term is Section 4.9.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Knowledge” means the actual knowledge of the President and Chief Financial Officer of the Company.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Non-Disclosure Agreement” means as to each Purchaser, the confidentiality or similar agreement executed and delivered by the Company and such Purchaser relating to the transactions contemplated by this Agreement.

“Per Share Purchase Price” equals $2.50, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to the Closing Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Purchaser Counsel” shall have the meaning ascribed to such term in Section 4.4.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit A attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Company Securities and the Selling Stockholder Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder Shares” means the shares of Common Stock set forth opposite the name of each Selling Stockholder on Schedule I which are being sold to the Purchasers pursuant to this Agreement.

“Selling Stockholder Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid to the Selling Stockholders for the Selling Stockholder Shares purchased hereunder from the Selling Stockholders as specified opposite such Purchaser’s name on Schedule II hereto.

“Shares” means the Company Shares and the Selling Stockholder Shares.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis) and sales and other transactions having the effect of hedging securities or investments made pursuant to this Agreement.

“Subscription Amount” means, as to each Purchaser, the aggregate amount of such Purchaser’s Company Subscription Amount and Selling Stockholder Subscription Amount.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

“Warrants” means collectively the Common Stock purchase warrants, in the form of Exhibit C delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be initially exercisable on the date six (6) months after the date of issuance and have a term of exercise equal to five (5) years thereafter.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, (i) the Company agrees to sell, and each Purchaser agrees to purchase, severally and not jointly, from the Company the amount of Company Shares and Warrants set forth opposite each such Purchaser’s name on Schedule II hereto, and (ii) the Selling Stockholders agree to sell, and each Purchaser agrees to purchase, severally and not jointly, from the Selling Stockholders the amount of Selling Stockholder Shares set forth opposite each such Purchaser’s name on Schedule II hereto.  Each Purchaser shall deliver via wire transfer to Mellon Investor Services,  L.L.C. (the “Escrow Agent”), to be held in escrow pursuant to the Escrow Agreement by and among the Escrow Agent, the Company, the Selling Stockholders and the Purchasers of even date herewith, pending the Closing, the Company Subscription Amount and the Selling

Stockholder Subscription Amount.  The Company shall deliver to each Purchaser its respective Company Shares and Warrants as determined pursuant to Section 2.2(a) and the other items set forth in Section 2.2 deliverable at the Closing.  The Selling Stockholders shall deliver to each Purchaser its respective Selling Stockholder Shares and the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel, or such other location as the parties shall mutually agree, and the Subscription Amounts shall be disbursed in accordance with Annex A.

2.2           Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)            this Agreement duly executed by the Company;

(ii)           a legal opinion of Company Counsel, in substantially the form of Exhibit B attached hereto;

(iii)          a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing a number of Company Shares equal to such Purchaser’s Company Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iv)          a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 40% of the Shares to be purchased by such Purchaser, with an exercise price equal to $3.15, subject to adjustment therein;

(v)           the Registration Rights Agreement duly executed by the Company;

(vi)          a certificate signed by the chief executive officer and chief financial officer of the Company, dated as of the Closing Date, to the effect that, to the Knowledge of the Company and such officers, the conditions set forth in Section 2.3(b)(i), (ii), (iii), (iv), (v) and (vi) have been satisfied; and

(vii)         a certificate signed by the Secretary of the Company, dated as of the Closing Date, as to: (i) a copy, certified by the Secretary of the Company, of the resolutions of the Board of Directors of the Company evidencing approval of the Transaction Documents and consummation of the transactions contemplated therein and other matters contemplated hereby; (ii) a copy, certified by the Secretary of the Company, of the By-laws of the Company; (iii) certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement; (iv) certifying the names, titles and signatures of the officers of the Company authorized to sign this Agreement and the other documents or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers; and (v) a copy, certified by the Secretary of the Company and certified by the Secretary of State of Delaware, of the Certificate of Incorporation of the Company as in effect on the Closing Date.

(b)           On or prior to the Closing Date, each Selling Stockholder shall deliver or cause to be delivered to each Purchaser the following:

(i)            this Agreement duly executed the Selling Stockholder;

(ii)           one or more stock certificates representing, in the aggregate, the Selling Stockholder Shares being sold by the Selling Stockholder accompanied by an irrevocable stock power duly executed in blank;

(iii)          a certificate signed by the Selling Stockholder, dated as of the Closing Date, to the effect that, to the Knowledge of the Selling Stockholder, the conditions set forth in Section 2.3(b) (vi), (vii) and (viii) have been satisfied; and

(c)           On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company and the Selling Stockholders the following:

(i)            this Agreement duly executed by such Purchaser;

(ii)           such Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company and the Selling Stockholders; and

(iii)          the Registration Rights Agreement duly executed by such Purchaser.

2.3           Closing Conditions.

(a)           The obligations of the Company and the Selling Stockholders hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)           all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii)          the delivery by the Purchasers of the items set forth in Section 2.2(c) of this Agreement.

(b)           The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)          the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)          there has been no event, occurrence or development that has or that could reasonably be expected to result in a Material Adverse Effect;

(v)           from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Shares and Warrants at the Closing;

(vi)          the accuracy in all material respects on the Closing Date of the representations and warranties of the Selling Stockholders contained herein;

(vii)         all obligations, covenants and agreements of the Selling Stockholder required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(viii)        the delivery by the Selling Stockholders of the items set forth in Section 2.2(b) of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth in the SEC Reports (as defined below) or in the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to each Purchaser:

(a)           Subsidiaries.  Schedule 3.1(a) sets forth a list of all of the direct and indirect Subsidiaries of the Company.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Company Shares and the Warrants and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any applicable law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities or “Blue Sky” laws, rules and regulations and the application(s) to each Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, (v) those made or obtained prior to Closing (collectively, the “Required Approvals”), and (vi) those Required Approvals, the failure of which by the Company to obtain would not have a Material Adverse Effect.

(f)            Issuance of the Securities.  The Company Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and applicable federal and state securities or “Blue Sky” laws, rules or regulations.  The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).  Except as set forth in Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  Except as disclosed on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Company Securities and as set forth in Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as disclosed on Schedule 3.1(g), the issuance and sale of the Company Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Company Securities pursuant to the terms of the Transaction Documents.  Except as disclosed on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with the Disclosure Schedule to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)            Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in the filings made with the Commission, (iii) except as required by applicable law or GAAP, the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and except as set forth in Schedule 3.1(i).  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Company Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)            Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Company Securities or (ii) would, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor, to the Company’s Knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or any Subsidiary to arise, between accountants and lawyers formerly or presently engaged by the Company or any Subsidiary and the Company and each Subsidiary is current with respect to any fees owed to its accountant and lawyers.

(k)           Labor Relations.  No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(l)            Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority including, without limitation, all foreign, federal, state and local laws applicable to its business except in each case as would not reasonably be expected to result in a Material Adverse Effect.

(m)          Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties and the Liens set forth on Schedule 3.1(n).  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Patents and Trademarks.  The Company and the Subsidiaries own, or have rights to use, all patents, patent rights, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, inventions, know-how, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the

“Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice or has Knowledge that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes, or allegedly violates or allegedly infringes, upon the rights of any Person.  To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Insurance.  The Company and the Subsidiaries are, to the Knowledge of the Company, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company, (iv) customary indemnification arrangements and (v) those not required to be disclosed in the SEC Reports.  Except as described above or in any SEC Reports, none of the officers, directors or, to the best of the Company’s Knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company or any Subsidiary, individually or in the aggregate, in excess of $120,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company or any Subsidiary.  Except as set forth in any SEC Reports, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

(r)            Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, and no significant deficiencies or material weaknesses in internal controls over financial reporting, or other factors that could significantly affect the Company’s internal controls over financial reporting, have been identified.

(s)           Certain Fees.  Except as disclosed on Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)            Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.3, no registration under the Securities Act is required for the offer and sale of the Securities as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of,

an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)           Registration Rights.  Except as disclosed on the Disclosure Schedule to the Registration Rights Agreement, other than each of the Purchasers and any registered broker-dealer receiving compensation in the form of equity in connection with the transactions contemplated by this Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)          Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)            Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the sale of the Securities pursuant to this Agreement and the Purchasers’ ownership of the Securities.

(y)           Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and for certain information disclosed to each Purchaser pursuant to a Non-Disclosure Agreement (the “Additional Information”), the Company confirms that, neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information.  The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement and the Additional Information, with respect to the representations and warranties made herein, are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.3 hereof.

(z)            No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.3, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)         Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(bb)         No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Company Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(cc)         Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd)         Accountants.  The Company’s independent auditors are Helin, Donovan, Trubee & Wilkinson, LLP. To the knowledge of the Company, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2006, are a registered public accounting firm as required by the Exchange Act and registered with the Public Company Accounting Oversight Board.  The Company expects such accountants to consent to the inclusion of their opinion on such financial statements into the Registration Statement and the Prospectus which forms a part thereof.

(ee)         Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff)           Acknowledgement Regarding Purchasers’ Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.13 hereof), it is understood and acknowledged by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions executed in compliance with applicable federal law, may negatively impact the market price of the Company’s publicly-traded securities; and (iii) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length, unaffiliated, counter-party in any “derivative” transaction. The Company further understands and acknowledges that, except as set forth in Section 4.13, (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Warrants are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg)         Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

3.2           Representations and Warranties of the Selling Stockholders.  Each Selling Stockholder hereby, for itself and for no other Selling Stockholder, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization and Qualification.  Such Selling Stockholder, if such Selling stockholder is not a natural Person, is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to enter into this Agreement and fulfill its obligations hereunder.

(b)           Authorization; Enforcement.  Such Selling Stockholder has the legal right and power, and all authorizations and approvals required by law and, to the extent applicable, under its charter or by-laws, partnership agreement, trust agreement or other organizational documents to enter into this Agreement to sell, transfer and deliver all of the Selling Stockholder Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.  This Agreement has been (or upon delivery will have been) duly executed by such Selling Stockholder, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement by such Selling Stockholder, the sale of the Selling Stockholder Shares by such Selling Stockholder and the consummation by such Selling Stockholder of the other transactions contemplated hereby do not and will not (i) if such Selling Stockholder is not a natural Person, conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) result in the creation of any Lien upon any Shares being sold by such Selling Stockholder.

(d)           Title to Shares to be Sold.  Such Selling Stockholder is, on the Closing Date, the record and beneficial owner of, and has good and valid title to, the Selling Stockholder Shares to be sold by it free and clear of all Liens, encumbrances, equities, pledges or claims and has duly indorsed such Shares in blank, and assuming that the Purchasers acquire their interest in the Shares they have purchased without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code (“UCC”)), such Purchasers that have purchased the Shares by making payment therefor, as provided herein, and that have had such Shares delivered to, or credited to the securities account or accounts of, such Purchasers shall have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Purchasers, and no action based on an adverse claim, may be asserted against such Purchasers with respect to such Shares.

(e)           Delivery of the Shares to be Sold.  Upon delivery of the Selling Stockholder Shares which are being sold by such Selling Stockholder pursuant to this Agreement and assuming that each Purchaser has no knowledge of an adverse claim, such Purchaser shall be a protected purchaser (within the meaning of Section 8-303 of the UCC).

(f)            Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, such Selling Stockholder confirms that, neither he, she or it nor any other Person acting on his, her or its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information.  Such Selling Stockholder understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  Such Selling Stockholder has reviewed the representations and warranties made by the Company pursuant to Section 3.1 hereof as modified by the Disclosure Schedules and hereby represents and warrants that such Selling Stockholder has no actual knowledge of any facts or circumstances that would make any statements made therein, in light of the circumstances under which they were made, untrue or misleading in any material respect.  Such Selling Stockholder acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.3 hereof.

(g)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending against such Selling Stockholder or, to the knowledge of such Selling Stockholder, threatened against or affecting the legality, validity or enforceability of this Agreement with respect to the obligations of such Selling Stockholder, and, to the knowledge of such Selling Stockholder, no event has occurred and no condition exists that could form the basis of any such action, suit, inquiry, notice of violation, proceeding or investigation.

(h)           Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.3, no registration under the Securities Act is required for the offer and sale of the Securities as contemplated hereby.

3.3           Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company and the Selling Stockholders as follows:

(a)           Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not a registered broker-dealer or an entity engaged in the business of being a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

(f)            Short Sales and Confidentiality Prior To The Date Hereof.  Other than the transactions contemplated by this Agreement, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including Short Sales, in the securities of the

Company during the period commencing from the time that such Purchaser executed and delivered a Non-Disclosure Agreement until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)           Access to Information.  Each Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of each Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents or the Selling Stockholders’ representations and warranties contained herein.

(h)           Independent Investment Decision.  Each Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, such decision has been independently made by such Purchaser and such Purchaser confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Purchaser’s business and/or legal counsel, or the Company’s legal counsel, in making such decision.  Each Purchaser has not relied on the truth, accuracy or completeness of the statements contained in any research report concerning the Company that was prepared by an investment banking firm.

(i)            Reliance.  Each Purchaser understands and acknowledges that: (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Investor hereby consents to such reliance.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

The Company hereby covenants and agrees with each of the Purchasers that:

4.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge.  Further, no notice shall be required of such pledge but Purchaser’s transferee shall promptly notify the Company of the pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.   Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party. The Company’s indemnification obligations pursuant to this Agreement shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(b).

(c)           The Company agrees, upon a Purchaser’s reasonable request, to reissue certificates evidencing the Shares and Warrant Shares which do not contain any legend (including the legend set forth in Section 4.1(b)), (i) subject to Section 4.1(d) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k) (to the extent that the applicable Purchaser provides a certification or legal opinion to the Company to that effect), or (iv) if the Company receives an opinion of counsel reasonably satisfactory to it to the effect that such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder subject to Section 4.1(d).  If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.   The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this

Section.  Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System, if practicable.

(d)           Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein. To provide further assurance in connection with legend removal, each Purchaser hereunder commits that it will continue to hold the shares in its own name, and not in the name of a nominee, until such time as the shares are duly and properly sold in compliance with all relevant securities laws. Both the Company and its transfer agent, and their respective directors, officers, employees and agents, may rely on this subsection (d) and each Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this paragraph.

4.2           Furnishing of Information.  As long as any Purchaser owns Securities, the Company covenants to use its reasonable commercial efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will use commercially reasonable efforts to take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon request, the Company will provide to a Purchaser written certification of its compliance with the provisions of this Section 4.2.

4.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4           Securities Laws Disclosure; Publicity.  The Company shall, by 9:00 a.m. Eastern time on the earlier of (i) the fourth Business Day immediately following the date hereof and (ii) the first Business day after the Closing Date, issue a Current Report on Form 8-K, reasonably acceptable to Michael E. Dahm, counsel to SF Capital Partners, Ltd. (“Purchaser Counsel”) disclosing the material terms of the transactions contemplated hereby, and shall attach the Transaction Documents thereto.  The Company and each Purchaser Counsel shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser as indicated by each Purchaser Counsel, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this subclause (ii).  In addition, the Company shall publicly disclose the Additional Information on or prior to December 15, 2006.

4.5           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.6           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.7           Use of Proceeds.  Except as set forth on Schedule 4.7 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.8           Indemnification of Purchasers.  Subject to the provisions of this Section 4.8, in consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company will indemnify, protect and hold the Purchasers and their directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, actions, causes of action, suits, penalties, fees, costs and expenses, (irrespective of whether any such Purchaser Party is a party to the action for which indemnification hereunder is sought), including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, the “Indemnified Liabilities”) that any such Purchaser Party may suffer or incur as a result of, arising out or, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Purchaser Party by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Purchaser or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents (unless, and only to the extent that, such action is based solely upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any conduct by such Purchaser which constitutes fraud, gross negligence or willful misconduct).  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Purchaser.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel reasonably acceptable to such Purchaser, or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents. The Company shall not, without the prior written consent of the applicable Purchaser Party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the applicable Purchaser Party of a release from all liability in respect to such Claim (as defined in the Registration Rights Agreement) or litigation.  The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company party of any liability to the Purchase Party under this Section 4.8, except to the extent that the Company is prejudiced in its ability to defend such action.

4.9           Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.10         Equal Treatment of Purchasers.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.11         Additional Registration Statements.  From the date hereof until six months after the Closing Date, without the prior written consent of Purchasers owning a majority of the shares, the Company will not file a registration statement other than a Registration Statement or a registration statement on Form S-8, Form S-4 or any successor form thereto.

4.12         Lock-Up Agreements.  From the date hereof until six months after the Effective Date, the Selling Stockholders shall not, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of the Company or enter into any hedging transaction relating to any equity securities of the Company; provided, however, that subject to applicable provisions of the Securities Act, this Section 4.12 shall not apply to dispositions of Common Stock purchased by the Selling Stockholders after the date hereof in an open market transaction.

4.13         Short Sales and Confidentiality After The Date Hereof.  Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) during the period commencing at the Discussion Time and until such time as (i) the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4 or (ii) this Agreement is terminated in full pursuant to Section 5.1.  Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of the Registration Statement with the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Except in compliance with the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, the Purchaser will not engage in any Short Sales that result in the disposition of the Securities (including the Warrant Shares) acquired hereunder by the Purchaser.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.14         Delivery of Securities After Closing.  The Company shall deliver, or cause to be delivered, the respective Securities purchased by each Purchaser to such Purchaser within 3 Trading Days of the Closing Date.

4.15         Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.16         Limitation on Material Non-Public Information.  As long as such Purchaser holds any Shares, the Company shall not disclose material nonpublic information to a Purchaser, or to advisors to or representatives of such Purchaser, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides such Purchaser, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review. The Company may, as a condition to disclosing any material nonpublic information hereunder, require such Purchaser’s advisors and representatives to enter into a confidentiality agreement (including an acknowledgement by such advisors and representatives as to their legal obligations regarding trading in Common Stock during such period of time as they are in possession of material nonpublic information) in form reasonably satisfactory to the Company and such Purchaser.

ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the

Closing has not been consummated on or before November 22, 2006; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2           Fees and Expenses.  The Company shall reimburse America’s Growth Capital, LLC (“AGC”), for its fees and expenses incurred in connection with the transactions contemplated in the Transaction Documents.  The Company shall deliver, prior to the Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.  A notice delivered to the Purchasers must be delivered to each Purchaser hereto in accordance with this Section 5.4.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers subscribing for at least a majority of the Securities or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers”.

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10         Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Shares and Warrant Shares.

5.11         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12         Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16         Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17         Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through Goodwin Procter LLP.  Goodwin Procter LLP does not represent the Purchasers but only AGC, who has acted as placement agent to the transaction.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.18         Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid or such payments have been waived or otherwise satisfied, notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19         Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.20         Written Consent.  By execution of this Agreement, each Purchaser hereby consents to the amendments to the Company’s Amended and Restated Certificate of Incorporation as set forth in Exhibit C hereto and each Purchaser acknowledges and agrees that the consent set forth in this Section 5.20 shall constitute a written consent of such Purchaser pursuant to Section 228 of the Delaware General Corporation Law.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY:

	GLOBALSCAPE, INC.	Address for Notice:

GlobalSCAPE, Inc. 6000 Northwest Parkway, Suite 100 San Antonio, TX 78249 Attn: Thomas W. Brown

By:	/s/ Thomas W. Brown
Name: Thomas W. Brown
Title: Chariman

	With a copy to (which shall not constitute notice):	Jackson Walker L.L.P.
Weston Centre 112 E. Pecan Street, Suite 2400 San Antonio, Texas 78205 Attn: Steven Jacobs, Esq.

SELLING STOCKHOLDERS:

Address for Notice: c/o GlobalSCAPE, Inc. 6000 Northwest Parkway, Suite 100
	/s/ Thomas W. Brown	San Antonio, TX 78249
Thomas W. Brown

Address for Notice: c/o GlobalSCAPE, Inc. 6000 Northwest Parkway, Suite 100
	/s/ David L. Mann	San Antonio, TX 78249
David L. Mann

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR PURCHASERS FOLLOW]

Schedule I

SELLING STOCKHOLDERS

Selling Stockholder	Selling Stockholder Shares Sold	Aggregate Sale Price ($)

Thomas W. Brown	1,178,000	$2,945,000.00
David L. Mann	850,000	$2,125,000.00
Total:	2,028,000	$5,070,000.00

Schedule II

PURCHASERS

Purchaser*	Company Shares Purchased	Warrants Purchased	Company Subscription Amount ($)	Selling Stockholder Shares Purchased	Selling Stockholder Subscription Amount ($)	Total Subscription Amount ($)

Zeke, LP	480,000	480,000	$1,200,000.00	720,000	$1,800,000.00	$3,000,000.00
SF Capital Partners Ltd.	480,000	480,000	$1,200,000.00	720,000	$1,800,000.00	$3,000,000.00
Enable Growth Partners, L.P.	102,000	102,000	$255,000.00	153,000	$382,500.00	$637,500.00
Enable Opportunity Partners, L.P.	12,000	12,000	$30,000.00	18,000	$45,000.00	$75,000.00
Pierce Diversified Strategy Master Fund, LLC Ena	6,000	6,000	$15,000.00	9,000	$22,500.00	$37,500.00
Dolphin Offshore Partners, L.P.	112,000	112,000	$280,000.00	168,000	$420,000.00	$700,000.00
Emancipation Capital Master Ltd.	80,000	80,000	$200,000.00	120,000	$300,000.00	$500,000.00
Iroquois Master Fund Ltd.	40,000	40,000	$100,000.00	60,000	$150,000.00	$250,000.00
Nite Capital LP	40,000	40,000	$100,000.00	60,000	$150,000.00	$250,000.00
Total:	1,352,000	1,352,000	$3,380,000.00	2,028,000	$5,070,000.00	$8,450,000.00